Exhibit 5.1

Registered Office:
41 LOTHBURY
LONDON EC2R 7HF
ENGLAND
+44 (0)20 7726.3636
FAX +44 (0)20
7726.3637
www.bakerbotts.com

A limited liability partnership registered in England and Wales under number OC333302. Authorised and regulated by the Solicitors Regulation Authority.

15 January 2015

The Directors

Ensco plc

6 Chesterfield Gardens

3rd Floor

England

W1J 5BQ

Dear Sirs,

Registration Statement on Form S-3 — Exhibits 5.1 and 23.2

1.                                      Introductory Matters

We are acting as English legal advisers to Ensco plc (the “Company”) in connection with the preparation and filing of the Company’s Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act 1933, as amended (the “Securities Act”), in connection with the registration for issuance, offering, sale and delivery from time to time of Class A Ordinary Shares of the Company with a par value of US$0.10 per share and other shares in the Company, including preference shares and other ordinary shares as determined by the directors of the Company in accordance with the articles of association of the Company and English law as then in force (together, the “Shares”).

We have taken instructions in this regard solely from the Company.

We hereby confirm that, for the purposes of rendering this opinion letter (the “Opinion”), we have not, other than as expressly set forth in this Opinion, undertaken any searches or obtained any information whatsoever in relation to the Company to verify such matters as (including without limitation):

(a)                                 its solvency or otherwise;

(b)                                 whether any steps have been taken by any person in respect of its receivership, administration, reorganisation, winding-up or liquidation, including for these purposes the taking by any person of any action relating to or affecting the rights of creditors (or any analogous actions thereto) or the commencement of any moratorium in respect thereof;

A list of the members is available for inspection at the registered office.  The word “partner” is used to refer to a member of Baker Botts (UK) LLP.

In association with  BAKER BOTTS L.L.P.   ABU DHABI   AUSTIN   BEIJING   DALLAS   DUBAI   HONG KONG   HOUSTON   MOSCOW   NEW YORK   PALO ALTO   RIYADH   WASHINGTON

(c)                                  whether any security interests, liens or encumbrances exist or have been registered over any of its property or assets; or

(d)                                 otherwise investigated in any way whatsoever its activities.

This Opinion is given only with respect to English law as it exists and is interpreted at the date of this Opinion.  For the purposes of this Opinion we have made no investigation of, and therefore express or imply no opinions to, the laws of any other jurisdiction.  In particular, we give no opinion on European Union law as it affects any jurisdiction other than England.  This Opinion is governed by, and shall be construed in accordance with, English law.

2.                                      Documents

We have not examined any document for the purposes of giving this Opinion other than:

(a)                                 a signed copy of the Registration Statement to be filed with the Securities and Exchange Commission on 15 January 2015;

(b)                                 copies of the Company’s certificate of incorporation, certificates of incorporation on change of name dated 18 December 2009 and 31 March 2010, certificate of incorporation on re-registration of a private company as a public company and articles of association, each existing as at the date of this Opinion;

(c)                                  the unanimous written resolutions of the board of directors passed on 4 April 2014 approving the form and issue of the proxy statement for the annual general meeting of the Company (the “Board Resolutions”), as provided by the Company;

(d)                                 extracts of the shareholder resolutions numbered 2 and 11 passed at the annual general meeting of the Company held on 19 May 2014 (the “Shareholder Resolutions” and together with the Board Resolutions the “Resolutions”), as provided by the Company;

(e)                                  a certificate of good standing issued by the Registrar of Companies dated 2 January 2015; and

(f)                                   the results of our search on 15 January 2015 of the Company’s public records held by the Registrar of Companies (the “Company Search”).

On 15 January 2015 we carried out telephone enquiries at the Central Registry of Winding-Up Petitions at the Companies Court in London at 10.17 a.m. London time in respect of the Company (the “Bankruptcy Search”).

3.                                      Assumptions

For the purpose of giving this Opinion, we have assumed (without making any investigation):

(a)                                 any signatures and seals on the documents reviewed by us are genuine, were duly applied to the relevant documents and, where necessary, were properly witnessed;

(b)                                 the conformity to original documents of all documents submitted to us as copies or scanned pdf copies and the authenticity and completeness of such original documents;

(c)                                  that all facts which are stated in any official public record or other document or information supplied by a public official are correct. In particular, that the files maintained at the Registrar of Companies relating to the Company were all complete, accurate and up-to-date at the time the Company Search was conducted and will so remain as at each Allotment Date (as defined below);

(d)                                 that no additional matter would have been disclosed by the Company Search and the Bankruptcy Search being carried out since the time and date of the carrying out of such searches and that the particulars disclosed by such searches are, in all aspects, true, complete and up-to-date;

(e)                                  that any foreign law would not affect any of the conclusions stated in this Opinion;

(f)                                   that, except as would be revealed by the Bankruptcy Search, no steps have been taken to place the Company into any insolvency procedure or to grant an injunction against the Company;

(g)                                  that on each date of the allotment and issue of the Shares (each an “Allotment Date”) the Company will allot and issue Shares in accordance with the articles of association of the Company (as in force at the relevant Allotment Date), the Companies Act 2006, applicable law and any relevant authority given by the members of the Company in a general meeting to allot such Shares and the consideration for the allotment and issue of Shares will not be less than the par value of such Shares;

(h)                                 that the term “non-assessable”, which has no recognised meaning under English law, for the purposes of this Opinion means that, under the Companies Act 2006 (as amended), the articles of association of the Company and any resolution taken under the articles of association of the Company approving the issuance of the Shares, no holder of such Shares is liable, solely because of such holder’s status as a holder of such Shares, for additional assessments or calls for further funds by the Company or any other person;

(i)                                     that the Shareholder Resolutions accurately record certain true and correct resolutions duly passed at a properly convened, constituted and conducted meeting of shareholders in accordance with the articles of association of the Company as in force at such time, and have not been and will not be amended, altered, repealed or rescinded, revoked or varied prior to the Allotment Dates and each and every part thereof is in full force and effect as at the date hereof;

(j)                                    the Board Resolutions accurately record certain true and correct board resolutions duly passed with the unanimous consent of the Board in accordance with the articles of association of the Company as in force at such time, and have not been and will not be amended, altered, repealed or rescinded, revoked or varied prior to the Allotment Dates and each and every part thereof is in full force and effect as at the date hereof;

(k)                                 there are no further approvals, documents or agreements in relation to the allotment or issue of shares in the Company or any agreement or arrangement to do so which can be provided to us as being relevant to our Opinion with regard to the allotment of the Shares (or the grant of rights to subscribe for or to convert any security into Shares);

(l)                                     as at each Allotment Date, the authority granted pursuant to the Shareholder Resolutions will be sufficient and will remain unutilised to the extent necessary to permit the allotment and issue of the Shares on such Allotment Date;

(m)                             the directors at each Allotment Date will be duly authorised pursuant to the articles of association of the Company as in force at each Allotment Date, the Companies Act 2006, applicable law and any relevant authority given by the members of the Company in a general meeting to allot the Shares to be allotted and issued on such Allotment Date including on a non-pre-emptive basis, to the extent necessary;

(n)                                 a meeting of the board of directors of the Company, or a duly authorised and constituted committee of the board of directors of the Company, will be duly convened and held or unanimous written resolutions of the board of directors or any such committee will be passed in accordance with the articles of association of the Company prior to each Allotment Date, at which it will be resolved to allot and issue the Shares to be allotted and issued on such Allotment Date;

(o)                                 the directors on each Allotment Date will have exercised their powers in accordance with their statutory duties under the Companies Act 2006 and English common law and, in deciding whether to enter into the issue and allotment of the Shares, the directors of the Company were and will be acting bona fide in the best interests of the Company for the purpose of fulfilling their commercial objectives and have exercised and will exercise their powers in accordance with their duties imposed by applicable law and there is and will be appropriate commercial benefit to the Company in issuing and allotting the Shares;

(p)                                 no director of the Company has or will have any interest in the issue and allotment of the Shares except to the extent permitted by the articles of association of the Company and by law;

(q)                                 none of the directors of the Company are or will be disqualified or are or will be subject to disqualification proceedings pursuant to the Company Directors Disqualification Act 1986 or otherwise;

(r)                                    the Shares will have been, on allotment and issue, fully paid up in accordance with (i) the articles of association of the Company in force at each Allotment Date; and (ii) applicable law in force at each Allotment Date;

(s)                                   the name of the relevant allottee and the number of Shares allotted will be duly entered in the register of members of the Company;

(t)                                    as of the date of this Opinion and at each Allotment Date, the Company has not passed a voluntary winding-up resolution, no petition has been presented or order made by a court for the winding-up or dissolution of the Company, no application has been presented or order made by a court for the administration of the Company, no documents have been filed with the court for the appointment of an administrator in respect of the Company nor has any notice of intention to appoint an administrator been given in respect of the Company and no receiver, trustee, administrator, administrative receiver, liquidator or similar office-holder has been appointed in any jurisdiction in relation to the Company or any of its assets or revenues other than as disclosed by the Bankruptcy Search and is not, and will not be as a result of the issue and allotment of the Shares, unable to pay its debts as they fall due (as defined in section 123 of the Insolvency Act 1986);

(u)                                 the ordinary resolution to allot shares in the Company and to grant rights to subscribe for or convert any security into shares in the Company included in the Shareholder Resolutions refers to a dollar denominated authority only and we have therefore assumed that it does not apply to the Class B Ordinary Shares of £1.00 each in the capital of the Company;

(v)                                 with the exception of the late filing of the Shareholder Resolutions with the Registrar of Companies, all notifications and other requirements have been or shall be complied with by the Company in a timely fashion in relation to the issue and allotment of the Shares; and

(w)                               that the words “(otherwise than under Resolution 2)” in paragraph 11(B) of the Shareholder Resolutions are intended to refer to the sale of treasury shares only and not the allotment of equity securities.

4.                                      Opinion

Based upon the foregoing and subject to any matters not disclosed to us and to the assumptions and qualifications set out in this Opinion, we are of the opinion that the Shares will be duly authorised, validly issued, fully paid and non-assessable provided that: (i) the Registration Statement, as amended, continues to be effective under the Securities Act; (ii) such Shares are issued on an Allotment Date in accordance with the terms of the articles of association and applicable law as in force at that date; (iii) full payment of the agreed upon cash consideration for any Shares has been received by the Company; and (iv) valid entries in the books and registers of the Company have been made whether physically or electronically.

5.                                      Qualifications

This Opinion is subject to the following qualifications:

(a)                                 we expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this letter that may affect this Opinion;

(b)                                 the Company Search is not capable of revealing conclusively whether or not:

(a)                                 a winding-up order has been made or a resolution passed for the winding up of the Company;

(b)                                 an administration order has been made; or

(c)                                  a receiver, administrative receiver, administrator or liquidator has been appointed,

since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered into the records of the Company immediately;

(c)                                  the Company Search is not capable of revealing, prior to the making of the relevant order whether or not a winding-up petition or a petition for an administration order has been presented;

(d)                                 the Bankruptcy Search relates only to a compulsory winding up and is not capable of revealing whether or not a winding up petition or a petition, prior to the making of the relevant order, for an administration order has been presented, since details of the petition may not have been entered on the records of the Central Registry of Winding-Up Petitions immediately or, in the case of a petition presented to a County Court, may not have been notified to the Central Registry of Winding-Up Petitions and entered on such records at all;

(e)                                  we express no opinion as to matters of fact and this Opinion is subject to any matters of fact not disclosed to us;

(f)                                   we express no opinion on the impact of any rules, regulations or requirements of the New York Stock Exchange or the rules and regulations adopted by the Commission;

(g)                                  this Opinion is strictly limited to the matters stated in paragraph 4 and does not extend to, and is not to be read as extended by implication to, any other matters;

(h)                                 where it is proposed that shares are to be allotted other than pro-rata to existing shareholders, shareholder resolutions granting directors authority to allot shares under section 551 of the Companies Act 2006 and removing pre-emption rights are required to validly issue and allot shares. These resolutions must be filed with the Registrar of Companies within 15 days of being passed. Failure to file such resolutions means that a fine may be levied against the Company and every officer in default. It does not invalidate the resolutions. The Shareholder Resolutions were not filed within 15 days of being passed;

(i)                                     any issue of Shares in excess of the disapplication of pre-emption rights set out in the Shareholder Resolutions may need to be offered to existing shareholders on a pre-emptive basis;

(j)                                    the authority to allot and the disapplication of pre-emption rights approved in the Shareholder Resolutions is due to expire at the next annual general meeting of the shareholders (or, if earlier, at the close of business on 19 August 2015); and

(k)                                 in order to allot and issue Shares consisting of any new class other than the Class A Ordinary Shares and Class B Ordinary Shares, further shareholder resolutions would be required.

6.                                      Consent

We hereby consent to the filing of this Opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to Baker Botts (UK) LLP under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Yours faithfully,

/s/ Baker Botts (UK) LLP